JOHN HANCOCK® LIFE INSURANCE NB5000US (11/2011) VERSION (11/2011) Service Office: Life New Business 27 Drydock Ave Boston MA 02210-2377 Application for Life Insurance John Hancock Life Insurance Company (U.S.A.) (hereinafter referred to as The Company) Print and use black ink. Any changes must be initialed by the Proposed Life Insured(s) and Owner. Use the Additional Information/Special Requests section for additional space or special requests if required. Page 1 Retired Homemaker Student Unemployed Month Day Year f) Telephone Nos. PROPOSED LIFE INSURED LIFE ONE 1. c) Date of Birth b) Sex M F d) Place of Birth i) Citizenship US Non US e) Social Security Number Personal Business a) Name First Middle Last a) Name First Middle Last h) Driver’s License No. State State Country g) E-mail Address q) Purpose of Insurance r) In the last 5 years, has the Proposed Life Insured or any business of which he/she is a partner/owner/executive been bankrupt, had any liens, judgements or other similar financial difficulties? No Yes - give details: j) Primary Residence k) Total years at this address Estate Conservation Business Insurance - complete Business Insurance section Q 35 Wealth Transfer Income Replacement Other - give details: o) Net Worth (if different from Life One) Personal $ Joint with spouse f) Telephone Nos. PROPOSED LIFE INSURED LIFE TWO 2. b) Sex M F Personal Business h) Driver’s License No. State g) E-mail Address l) Occupation m)Employer p) In the last 5 years, has the Proposed Life Insured or any business of which he/she is a partner/owner/executive been bankrupt, had any liens, judgements or other similar financial difficulties? No Yes - give details: j) Primary Residence (if different from Life One) k) Total years at this address n) Gross Annual Income Earned Unearned $ $ l) Do you have a secondary residence? No Yes - provide address including zip code and months per year at this address in Additional Information Q 34. m) Occupation Retired Homemaker Student Unemployed p) Net Worth Personal $ Joint with spouse Financial Supplement for Personal Insurance NB5125 may be required. n) Employer Month Day Year c) Date of Birth d) Place of Birth e) Social Security Number State Country Street Address City State Zip Code Street Address City State Zip Code o) Gross Annual Income Earned Unearned $ $ Country of Citizenship Type of US VISA i) Citizenship US Non US Country of Citizenship Type of US VISA

OWNER - List additional Owners and details in Additional Information Q 34 3. Who is the Owner? Proposed Life Insured One Proposed Life Insured Two Business Partner Trust Trust to be Established Employer Other - give relationship to Proposed Life Insured(s) 4. If the Owner is a Non US Person or a Non Resident Alien, will the IRS Form W-8BEN be submitted? Yes No Provide details below, if other than Proposed Life Insured(s). If Trust Owner, complete the Trust Certification PS5101. Trust Agreement may be required. NB5000US (11/2011) VERSION (11/2011) 5. a) Name b) Date of Birth/Trust Date Page 2 c) Address 6. Multiple Owners - Type of Ownership Joint with right of Survivorship Tenants in common 7. Primary % Relationship to Proposed Life Insured(s) Primary Secondary a) Name Percentage % b) Name Relationship to Proposed Life Insured(s) Percentage COVERAGE DETAILS - Refer to your illustration for riders and benefits selected 8. PRODUCT NAME Supplemental Face Amount $ Level Increasing by: % for Years Customized Increasing Schedule - complete Customized Schedule NB5064 b) Base Face Amount $ e) Policy Protection Rider (PPR) PPR Flex PPR Quick PPR Enhanced PPR Cash Value Advantage Note: For single life the PPR loan type is fixed except for PPR Cash Value Advantage. For survivorship the PPR loan type is variable. Extended No Lapse Guarantee Return of Premium Rider (DB 1 only) Percentage of premiums to be returned at death (Whole numbers only. Maximum 100%) % Overloan Protection Rider Cash Value Enhancement Accelerated Death Benefit (for terminal illness) Long-Term Care Rider (complete NB5018) Long-Term Care Continuation Rider Disability Waiver of Monthly Deductions Disability Payment of Specified Premium Monthly Specified Amount $ Estate Preservation Rider (Four Year Term) Policy Split Option Other c) Death Benefit Option Option 1 (Face Amount/TFA) Option 2 (Face Amount/TFA plus Policy Value) 9. FLEXIBLE PREMIUM PRODUCTS 10. FIXED PREMIUM PRODUCTS If an additional or optional policy is being applied for by the Owner in a separate application, state plan and face amount. Plan Name $ 11. Universal Life - If applying for Indexed UL - complete Premium Allocation Instructions NB5176 Variable Universal Life - complete Fund Allocation NB5136 a) Single Life Survivorship d) Life Insurance Qualification Test Guideline Premium Cash Value Accumulation d) Social Security/Tax ID Number (if applicable) e) E-mail Address Month Day Year Street Address City State Zip Code Face Amount $ Riders and Benefits (if applicable) Total Disability Waiver Accelerated Death Benefit (for terminal illness) Conversion Extension Rider (T15 & T20 only) Other a) b) Term 10 Term 15 Term 20 Survivorship Term Riders and Benefits - Refer to instruction page for riders and benefits available per product. BENEFICIARY INFORMATION - Subject to change by Owner. (List additional beneficiaries in Additional Information Q 34)

No No NB5000US (11/2011) Page 3 VERSION (11/2011) PREMIUMS AND FUNDING INFORMATION 16. Is there, or are you considering entering into, an understanding or agreement providing for any person or entity, other than the Owner and beneficiaries specified in this application, to have any right, title or other legal or beneficial interest in any policy issued on the life of the Proposed Life Insured(s) as a result of this application? No Yes - give details: 17. Have you been offered any money or other considerations by any person or entity in connection with this application? No Yes - give details: Personal Business To Remain in Force? Yes $ $ $ $ Face Amount Company Including Riders One Two One Two One Two One Two Proposed Life Insured Insurance Issue Date Year 18. Will this insurance replace existing policies or are you considering using funds from existing policies to pay premiums due on the new policy or contract? No Yes - complete state appropriate replacement forms. 19. Provide information for each policy in force on the Proposed Life Insured(s) with all companies, including any policy that has been sold, assigned or settled to or with a settlement or viatical company or any other person or entity. If ‘None’, check this box. EXISTING, REPLACEMENT AND PENDING INFORMATION If more space is required attach additional page that has been signed by the Owner and Proposed Life Insured(s). 1035 Exchange? Yes 12. Send Premium Notices and Correspondence to: (Select One) Owner Proposed Life Insured One Proposed Life Insured Two Other 13. Street Address City State Zip Code First Middle Last Relationship to Proposed Life Insured(s) Frequency Annual Semi-Annual Quarterly Monthly (Pre-Authorized Payment Plan only) Direct Pre-Authorized Payment Plan - complete Request for Pre-Authorized Payment Plan NB5087 15. a) Who is the lender? b) What amount and type of collateral is required to secure the loan? $ c) In addition to repayment of principal and interest, are there other fees, charges or other consideration to be paid? No Yes - give details: Amount Type of Collateral Complete question 15, if premium source is a loan. Premium Source Earned Income Unearned Income Loan (complete question 15) 14. Liquidating Assets - give details: An individual and/or entity other than the Proposed Life Insured’s employer - give details: Settled Contracts - give details: Other - give details: Year Settled or Sold Yes

Life One Life Two 21. If applying for single life coverage, is there any inforce and applied for coverage on your spouse? Yes - Total Coverage Amount $ No No spouse NB5000US (11/2011) VERSION (11/2011) 23. Do you engage in any regular exercise? (ie walking, treadmill, swimming, aerobics, strength training, cycling, yoga) If ‘Yes’, give details of type, frequency and length of time in Q 31. 25. Do you expect to travel outside of the U.S. or Canada, or change your country of residence in the next 2 years? If ‘Yes’ give details of location (city/country), purpose, frequency and duration in Q 31. 26. a) Have you flown as a student pilot, licensed pilot, or crew member in any aircraft, including ultralight planes in the last 2 years? If ‘Yes’, complete Aviation Questionnaire NB5009. b) Have you engaged in any form of motor vehicle or power boat racing, sky diving/parachuting, skin or scuba diving, hang-gliding, mountain climbing, or any other hazardous activities in the last 2 years? If ‘Yes’, complete appropriate Avocation Questionnaire. 27. a) Have you been cited for one or more moving violations within the last 2 years? b) Have you been cited for driving while intoxicated or while otherwise impaired? 28. Have you ever been arrested, convicted, or imprisoned for a felony and/or currently awaiting trial for any crime and/or felony? If ‘Yes’ give details of type, date, city/state of felony and/or crime and if currently on probation or parole in Q 31. Question No. Life One 31. Details for ‘Yes’ answers for questions 23 - 30. Page 4 No Yes No Yes No Yes No Yes No Yes No Yes No Yes No Yes No Yes No Yes No Yes No Yes No Yes No Yes EXISTING, REPLACEMENT AND PENDING INFORMATION continued b) Total formal coverage pending (including this application) you plan to accept. Life One $ Life Two $ Question No. Life Two 22. Have you ever had an application for life insurance declined, postponed, rated substandard or offered with a reduced face amount? Life One No Yes - give details: Life Two No Yes - give details: 24. Have you ever used tobacco or nicotine products in any form (including cigarettes, cigars, cigarillos, a pipe, chewing tobacco, nicotine patches or gum)? If ‘Yes’, give details of type of nicotine product, amount and frequency and date last used in Q 31. No Yes No Yes 29. Have any of your immediate family members (parents, brothers or sisters) died from coronary artery disease or cancer, prior to age 60? 30. Are you a member of the armed forces, including the reserves? If ‘Yes’, complete Military Personnel Financial Services Disclosure Regarding Insurance Products NB5109. No Yes No Yes a) If you are applying for life insurance with any other company, provide the amount of all formal applications and name of the life insurance company. Do not include informal inquiries. $ $ Face Amount Company Including Riders One Two One Two Proposed Life Insured $ $ Company One Two One Two Face Amount Including Riders Proposed Life Insured 20. No Yes No Yes GENERAL RISK AND LIFESTYLE QUESTIONS - Provide details in Q 31 for ‘Yes’ answers.

NB5000US (11/2011) Page 5 VERSION (11/2011) Liabilities Gross Sales Net Income Fair Market Value of the Business a) Are all siblings equally insured? No Yes b) Amount of life insurance currently in force or pending for If ‘No’, give details: Assets Current Year$ $ $ $ $ Previous Year$ $ $ $ $ b) How was the amount applied for determined? c) What percentage of the business is owned by the Proposed Life Insured(s)? % d) Are other partners/owners/executives insured or applying for life insurance with any company? No Yes - give details: BUSINESS INSURANCE - Complete if face amount is under $1,000,000. For face amounts $1,000,000 and over complete the Financial Supplement for Business Insurance NB5124. 35. a) Business Insurance Purpose Key Person Buy Sell Business Loan Other JUVENILE INSURANCE - Complete if Proposed Life Insured is under age 18. 36. Amount Mother Father Guardian $ $ $ If none, provide reason COMPLETE THE FOLLOWING SECTIONS ONLY IF APPLICABLE TO YOUR APPLICATION ADDITIONAL INFORMATION/SPECIAL REQUESTS - Attach additional signed page if more space is required. 34. INFORMATION REGARDING LAST MEDICAL CONSULTATION LIFE ONE LIFE TWO a) Date of last visit to ANY doctor/physician 33. c) Physician Name, Address and Telephone Number b) Reason for and outcome of visit (Diagnosis / Treatment / Medication Prescribed) a) Date of last visit to ANY doctor/physician c) Physician Name, Address and Telephone Number d) Provide Primary Physician name and contact information, if different from 32 c). d) Provide Primary Physician name and contact information, if different from 33 c). 32. b) Reason for and outcome of visit (Diagnosis / Treatment / Medication Prescribed) Month Day Year Month Day Year

NB5000US (11/2011) Page 6 VERSION (11/2011) Life One Life Two 37. Within the last 24 months, has the Proposed Life Insured(s) under this application: a) consulted a medical professional for, been diagnosed with or been treated for or had treatment recommended by a member of the medical profession, for any heart problem, stroke or cancer? b) received a recommendation from a medical professional for any consultation, testing, investigation or surgery that has not yet been completed? c) been declined for life insurance? 39. Does the Proposed Life Insured(s) reside outside the United States more than 6 months per year? No Yes No Yes No Yes No Yes No Yes No Yes No Yes No Yes TEMPORARY LIFE INSURANCE AGREEMENT APPLICATION Not Applicable 38. Other than planned routine check-ups, are there medical concerns or symptoms for which a medical professional has not yet been consulted? No Yes No Yes 1. Policy Application: The statements and answers in this application, which include any supplemental form relating to health, aviation practices or lifestyle of the Proposed Life Insured(s) will become part of the insurance policy issued as a result of this application. 2. Policy Effective Date: a) Any life insurance policy issued as a result of this application will be effective on the later of the date the first premium has been paid in full and the date the policy has been delivered to the Owner, provided that: (i) there has been no change in health or change in the lifestyle of the Proposed Life Insured(s), (ii) there has been no change in the financial circumstances of the Owner or the Proposed Life Insured(s), and (iii) nothing else has occurred that would require a change in any statement or answer in any part of the application, including any supplemental forms, in order to make the statement or answer true and complete as of the date this policy becomes effective. If there has been a change in health: (i) if there is no Temporary Life Insurance Agreement (TIA) coverage, the policy will not be put into effect, and (ii) if there is TIA coverage and the TIA has not ended, the policy will be put into effect but only to the limit of the TIA coverage amount. b) If premiums are paid prior to delivery of the policy and the terms and conditions of the TIA are satisfied, insurance prior to the effective date shall be provided under the TIA and according to its terms. 3. Employer Owned Policies: The Proposed Life Insured(s) confirms that they have received, prior to issue, written notice that indicates: a) the employer’s intent to insure the Proposed Life Insured(s), (b) the maximum amount of the insurance to be issued on the life of the Proposed Life Insured(s) and c) that the employer will be the beneficiary of the new policy. The Proposed Life Insured(s) also confirms that they have provided written consent to being insured and that such coverage may continue after employment terminates. 4. Fraud Warning: Any person who knowingly and with intent to defraud any insurer: a) files an application for insurance or statement of claim containing any materially false information, or b) conceals for the purpose of misleading any insurer, information concerning any material fact thereto, may be committing a fraudulent insurance act. 5. Variable Policies: I/We acknowledge receipt of the current prospectuses and supplements that describe the variable life insurance policy applied for and the sub-accounts of the separate account that are available under this policy. I/We have reviewed the prospectuses and supplements and believe that the variable life policy is consistent with my/our insurance needs, investment objectives and investment risk tolerance. 6. Flexible Premium Policies: I/We understand that I/We may need to pay additional premiums in addition to the Planned Premium if the current policy charges or actual interest rate credited/investment performance are different from the assumptions used in the illustration (assuming the requirements of any applicable guaranteed death benefit feature have not been satisfied). 7. Temporary Insurance Coverage: If coverage under a TIA is applied for, I have received, read and understand the terms and conditions of the Temporary Life Insurance Receipt and Agreement NB5004. DECLARATIONS The Proposed Life Insured(s) and Owner (or Parent or Guardian) declare that the statements and answers in this application and any form that is made part of this application are complete and true. In addition, I understand and agree that: Complete this section only if applying for Temporary Life Insurance and the criteria is met. Money may NOT be collected and the Temporary Life Insurance Receipt and Agreement NB5004 may NOT be issued if: 1. questions 37 to 39 are answered ‘Yes’ or left blank; or 2. the Proposed Life Insured(s) is under age 20 or over age 70; or 3. the amount applied for is more than $10,000,000 (single life) or $15,000,000 (survivorship). READ THE FOLLOWING CAREFULLY

AUTHORIZATION TO OBTAIN INFORMATION I/We, the Proposed Life Insured(s), authorize: 1. The Company to obtain consumer reports including but not limited to motor vehicle records and investigative consumer reports on me/us. 2. Any medical professional, medical care provider, hospital, clinic, laboratory, pharmacy or pharmacy benefit manager, insurance company, the MIB, Inc. or any other similar person or organization to give The Company and its reinsurers information about me/us or any minor child/children who are to be insured. The information collected by The Company may relate to the symptoms, examination, diagnosis, treatment or prognosis of any physical or mental condition. 3. Any financial professional, CPA, attorney, personal banker or any other similar person or organization to give The Company and its reinsurers financial/net worth information about me/us. I/We authorize The Company to disclose such information and any information developed during its evaluation of my/our application to: (a) its reinsurers; (b) the MIB, Inc.; (c) other insurance companies as designated by me/us; (d) me/us; (e) my/our insurance agent, when that agent is seeking insurance coverage through The Company on my/our behalf; (f) any medical professional designated by me/us; or (g) any person or entity entitled to receive such information by law or as I/we may further consent. I/We acknowledge receipt of the Notice of Disclosure of Information relating to the underwriting process, investigative consumer reports and the MIB, Inc. This authorization will be valid for two years from the date shown below. A photocopy of this authorization will be as valid as the original. Information collected under this authorization will be used by The Company to evaluate my/our application for insurance, to evaluate a claim for benefits, or for reinsurance or other insurance purposes. I am/We are entitled, or my/our authorized representative is entitled, to a copy of this authorization. NB5000US (11/2011) Page 7 VERSION (11/2011) SIGNATURES - If Proposed Life Insured(s) is under age 15, Parent or Guardian must sign and include relationship. Signature of Proposed Life Insured One if other than Owner (Parent or Guardian if under age 15) I certify that all the information supplied by the Proposed Life Insured(s) and Owner has truly and accurately been recorded on the application. X AGENT SIGNATURE Signature of Proposed Life Insured Two if other than Owner X Signature of Owner (Provide title or corporate seal, if Signing Officer) X Owner - Signed at City State This Day of Year Signature of Agent/Registered Representative X Date READ THE FOLLOWING CAREFULLY AND SIGN BELOW.